UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 14, 2010
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32248 (Commission File Number)	06-1722127 (IRS Employer Identification Number)

420 Lexington Avenue New York, New York (Address of Principal Executive Offices)	10170 (Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 14, 2010, GKK Capital LP, a Delaware limited partnership to which Gramercy Capital Corp. (the “Company”) is the general partner (the “Operating Partnership”), and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), entered into a Supplemental Indenture (the “Supplement”) to the  Junior Subordinated Indenture, dated as of January 30, 2009 (as supplemented on October 14, 2009 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Operating Partnership may redeem the outstanding $52.5 million aggregate principal amount of  junior subordinated notes due 2035 of the Operating Partnership (the “Notes”) with (i) approximately $52.5 million face amount of previously issued CDO securities owned by the Operating Partnership and Gramercy Investment QRS, Corp., a wholly-owned indirect subsidiary of the Operating Partnership, and (ii) a one-time payment of $5.0 million in the form of three-month Treasury bills issued by the U.S. Department of Treasury (the “Redemption”).  The Redemption was completed on June 16, 2010.

A copy of the Supplement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  A copy of the press release announcing the Redemption is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 15, 2010, the Company held its 2010 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company's stockholders voted on the following two proposals: (i) to elect one Class III director to serve until the Company's 2013 annual meeting of stockholders and until his successor is duly elected and qualifies and (ii) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.  A total of 44,364,969 shares were voted in person or by proxy, representing 88.90% of the shares entitled to be voted.

Both proposals were approved by the Company's stockholders by the requisite vote necessary for approval.  The votes with respect to each of the proposals are set forth below.

Proposal 1: To elect one Class III director to serve until the Company's 2013 annual meeting of stockholders and until his successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld	Broker Non-Votes

Paul J. Konigsberg	28,801,658	418,260	15,145,051

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010:

Shares For	Shares Against	Shares Abstained

43,787,022	487,975	89,972

No broker-non-votes were cast in the ratification and appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

Item 9.01  Exhibits.

(d)                Exhibits

Exhibit No.	Description
10.1	Supplemental Indenture, dated as of June 14, 2010, by and between GKK Capital LP and The Bank of New York Mellon Trust Company, National Association, as Trustee.
99.1	Press release, dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2010

	By:	/s/ Jon W. Clark
		Name:	Jon W. Clark
		Title:	Chief Financial Officer